Exhibit 32.1

Statement

Pursuant to §906 of the Sarbanes-Oxley Act of 2003, 18 U.S.C. §1350, the undersigned officer of Luxemburg Bancshares, Inc. (the “Company”), hereby certifies that to the knowledge of the undersigned:

(1)

the Company’s Quarterly Report on Form 10-QSB/A for the quarter ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)

the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 1, 2005

/s/ John A. Slatky

John A. Slatky

Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Luxemburg Bancshares, Inc. and will be retained by Luxemburg Bancshares, Inc. and furnished to the Securities and Exchange Commission upon request.  This statement “accompanies” the periodic report to which it relates and shall not be deemed as “filed” as part of the report or otherwise for purposes of the Securities Exchange Act of 1934.